UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2010
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27597	52-2137343
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

400 Minuteman Road
Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 17, 2010 (the “Effective Date”), NaviSite, Inc. (“NaviSite”) and its wholly owned subsidiary, Clearblue Technologies/Dallas, Inc. (“Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with IX Investments, LLC (“IXI”), and Cologix Dallas, Inc. (the “Buyer”) (by joinder and as successor-in-interest to IXI, the original party to the Agreement), pursuant to which NaviSite and the Seller sold to the Buyer, at a closing that occurred later that day, (the “Closing”) substantially all of NaviSite’s and the Seller’s assets primarily used in connection with the Dallas colocation business (the “Business”).
The purchase price for the assets sold by NaviSite and the Seller to the Buyer was $12,750,000 (the “Cash Amount”) and is subject to adjustment pursuant to a working capital adjustment mechanism set forth in the Asset Purchase Agreement. The Buyer also assumed certain liabilities of NaviSite and the Seller related to the Business, including accounts payable, customer credits and liabilities arising after Closing with respect to certain agreements assumed by the Buyer at the Closing. As security for the indemnification obligations of NaviSite and the Seller set forth in the Asset Purchase Agreement, $1,275,000 was retained from the Cash Amount and deposited in escrow with a third-party agent at the Closing, and will be held in escrow until February 29, 2012.
NaviSite intends to use the net proceeds of the transactions contemplated by the Asset Purchase Agreement to repay certain principal obligations under the Amended and Restated Credit Agreement, dated as of September 12, 2007, by and among NaviSite, certain of its subsidiaries, Canadian Imperial Bank of Commerce, CIBC World Markets Corp., CIT Lending Services Corporation, and certain affiliated entities.
Due solely to the sale of the Business, NaviSite is revising its guidance for the second quarter of fiscal year 2011 to revenue of between $32.2 million and $32.7 million and adjusted EBITDA of between $7.1 million and $7.4 million.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Form 8-K is hereby incorporated in this Item 2.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information.
The following unaudited pro forma condensed consolidated financial statements present the pro forma financial position and results of operations of NaviSite and its subsidiaries (the “Company”) based upon historical financial information after giving effect to the sale of substantially all of the assets of the Business to the Buyer, pursuant to the Asset Purchase Agreement.
The unaudited pro forma condensed consolidated financial statements presented herein have been prepared in accordance with Article 11 of Regulations S-X and are based upon the Company’s audited consolidated financial statements for the years ended July 31, 2010 and 2009, and the unaudited consolidated financial statements as of and for the three months ended October 31, 2010 and 2009, and certain assumptions, as set forth in the related notes, that the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet is presented as if the sale had been completed on October 31, 2010, and the unaudited pro forma condensed consolidated statements of operations are presented as if the sale had been completed as of the beginning of the reporting period. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or the financial position that would have been achieved had the sale been completed at the beginning of or as of the periods presented, nor are they indicative of the future results of operations or future financial position of the Company.

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of October 31, 2010
(In Thousands)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$6,605	$3,549	(a)	$10,154
Accounts receivable, net	11,165	(281)	(b)	10,884
Unbilled accounts receivable	353	—	(b)	353
Prepaid expenses and other current assets	10,490	(6)	(b)	10,484

Total current assets	28,613	3,262		31,875

Non-current assets	86,373	(3,243)	(b,h)	83,130

Total assets	$114,986	$19		$115,005

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	$4,583	$—		$4,583
Capital lease obligations, current portion	4,976	—	(b)	4,976
Accounts payable	5,379	(26)	(b)	5,353
Accrued expenses, deferred revenue, deferred other income and customer deposits	18,956	(105)	(b)	18,851
Transaction related obligations	—	904	(c)	904

Total current liabilities	33,894	773		34,667

Total non-current liabilities	67,708	(8,401)	(d)	59,307

Total liabilities	101,602	(7,628)		93,974

Preferred stock	35,279			35,279

Total stockholders’ equity (deficit)	(21,895)	7,647	(e)	(14,248)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$114,986	$19		$115,005

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended October 31, 2010
(In Thousands, except share amounts)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical	Adjustments		Pro Forma
Revenue	$33,361	$(1,303)	(f)	$32,058

Cost of revenue	16,175	(740)	(f)	15,435
Depreciation and amortization	4,534	(29)	(f)	4,505

Total cost of revenue	20,709	(769)		19,940

Gross profit	12,652	(534)		12,118

Operating expenses:
Selling and marketing	4,748	—	(f)	4,748
General and administrative	7,023	—	(f)	7,023

Total operating expenses	11,771	—		11,771

Income (loss) from operations	881	(534)		347

Other income (expense):
Interest income	13	—		13
Interest expense	(1,671)	181		(1,490)
Other income (expense), net	(115)	—		(115)

Net other income (expense)	(1,773)	181	(f) (g)	(1,592)

Loss from operations before income taxes	(892)	(353)		(1,245)

Income taxes	(307)	—	(f)	(307)

Net income (loss)	(1,199)	(353)		(1,552)

Accretion of preferred stock dividends	(995)	—		(995)

Net income (loss) attributable to common stockholders	$(2,194)	$(353)		$(2,547)

Basic and diluted net loss per common share:

Net income (loss) attributable to common stockholders	$(0.06)			$(0.07)

Basic and diluted weighted average number of common shares outstanding	36,979			36,979

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended October 31, 2009
(In Thousands, except share amounts)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical (1)	Adjustments		Pro Forma
Revenue	$30,563	$(1,210)	(f)	$29,353

Cost of revenue	14,950	(673)	(f)	14,277
Depreciation and amortization	4,185	(100)	(f)	4,085

Total cost of revenue	19,135	(773)		18,362

Gross profit	11,428	(437)		10,991

Operating expenses:
Selling and marketing	4,710	—	(f)	4,710
General and administrative	5,501	—	(f)	5,501

Total operating expenses	10,211	—		10,211

Income from operations	1,217	(437)		780

Other income (expense):
Interest income	7	—		7
Interest expense	(2,527)	221		(2,306)
Other income (expense), net	98			98
Net other income (expense)	(2,422)	221	(f) (g)	(2,201)

Loss from operations before income taxes	(1,205)	(216)		(1,421)

Income taxes	(357)	—	(f)	(357)

Loss from continuing operations	(1,562)	(216)		(1,778)

Loss from discontinued operations, net of income taxes	(822)	—		(822)

Net income (loss)	(2,384)	(216)		(2,600)

Accretion of preferred stock dividends	(899)	—		(899)

Net income (loss) attributable to common stockholders	$(3,283)	$(216)		$(3,499)

Basic and diluted net loss per common share:
Loss from continuing operations attributable to common stockholders	(0.07)			(0.07)
Loss from discontinued operations	(0.02)			(0.02)

Net income (loss) attributable to common stockholders	$(0.09)			$(0.09)

Basic and diluted weighted average number of common shares outstanding	36,004			36,004

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended July 31, 2010
(In Thousands, except share amounts)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical (1)	Adjustments(h)		Pro Forma
Revenue	$126,147	$(5,048)	(f)	$121,099

Cost of revenue	62,314	(2,622)	(f)	59,692
Depreciation and amortization	16,524	(262)	(f)	16,262

Total cost of revenue	78,838	(2,884)		75,954

Gross profit	47,309	(2,164)		45,145

Operating expenses:
Selling and marketing	20,569	—	(f)	20,569
General and administrative	21,617	—	(f)	21,617

Total operating expenses	42,186	—		42,186

Income from operations	5,123	(2,164)		2,959

Other income (expense):
Interest income	23	—		23
Interest expense	(8,096)	805		(7,291)
Loss on debt extinguishment	—	—		—
Other income (expense), net	288	—		288

Net other income (expense)	(7,785)	805	(f) (g)	(6,980)

Loss from continuing operations before income taxes and discontinued operations	(2,662)	(1,359)		(4,021)

Income taxes	(755)	—	(f)	(755)

Loss from continuing operations	(3,417)	(1,359)		(4,776)

Loss from discontinued operations, net of income taxes	(3,604)	—		(3,604)
Gain on sale of discontinued operations, net of income taxes	20,494	—		20,494

Net income (loss)	13,473	(1,359)		12,114

Accretion of preferred stock dividends	(3,718)	—		(3,718)

Net income (loss) attributable to common stockholders	$9,755	$(1,359)		$8,396

Basic and diluted net loss per common share:
Loss from continuing operations attributable to common stockholders	(0.19)			(0.22)
Loss from discontinued operations	(0.10)			(0.10)
Gain on sale of discontinued operations	0.56			0.56

Net income (loss) attributable to common stockholders	$0.27			$0.23

Basic and diluted weighted average number of common shares outstanding	36,354			36,354

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended July 31, 2009
(In Thousands, except share amounts)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical (1)	Adjustments		Pro Forma
Revenue	$125,379	$(5,179)	(f)	$120,200

Cost of revenue	63,854	(2,543)	(f)	61,311
Depreciation and amortization	17,211	(334)	(f)	16,877
Restructuring charge	209	—		209

Total cost of revenue	81,274	(2,877)		78,397

Gross profit	44,105	(2,302)		41,803

Operating expenses:
Selling and marketing	19,206	—	(f)	19,206
General and administrative	22,867	—	(f)	22,867
Loss on settlement	5,736	—		5,736
Restructuring charge	180	—		180

Total operating expenses	47,989	—		47,989

Income (loss) from operations	(3,884)	(2,302)		(6,186)

Other income (expense):
Interest income	43	—		43
Interest expense	(9,287)	884		(8,403)
Other income (expense), net	690			690
Net other income (expense)	(8,554)	884	(f) (g)	(7,670)

Loss from operations before income taxes	(12,438)	(1,418)		(13,856)

Income taxes	(1,241)		(f)	(1,241)

Loss from continuing operations	(13,679)	(1,418)		(15,097)
Loss from discontinued operations, net of income taxes	(1,432)
Gain on sale of discontinued operations, net of income taxes	—

Net income (loss)	(15,111)	(1,418)		(15,097)

Accretion of preferred stock dividends	(3,350)	—		(3,350)

Net income (loss) attributable to common stockholders	$(18,461)	$(1,418)		$(18,447)

Basic and diluted net loss per common share:
Loss from continuing operations attributable to common stockholders	(0.48)			(0.52)
Loss from discontinued operations	(0.04)			—

Net income (loss) attributable to common stockholders	$(0.52)			$(0.52)

Basic and diluted weighted average number of common shares outstanding	35,528			35,528

NaviSite, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1	Historical financial statements agree to NaviSite’s annual report on Form 10-K filed with the SEC on October 22, 2010, and reflects as discontinued operations the two assets sales concemented in fiscal year 2010; netASPx business and the two co-location data centers. See Footnote 5 to NaviSite’s financial statements for further details concerning discontinued operations.

2	Pro Forma Adjustments

(a)	Net cash proceeds of $7.9 million assumed to be used to pay down existing debt, as required under NaviSite’s Amended Credit Agreement. NaviSite retained approximately $2.6 million to be reinvested in future capital assets as permitted under the Amended Credit Agreement and $0.9 million to pay out estimated liabilities relating to the sale including transaction fees and income taxes.

(b)	To eliminate substantially all historical assets and liabilities of the Business.

(c)	To account for estimated accrued liabilities related to the sale; including transaction related costs and income taxes payable on the gain on sale.

(d)	To reflect pay down of $7.9 million in debt, as required under NaviSite’s Amended Credit Agreement and eliminate deferred long term rent attributable to the Business.

(e)	To reflect transaction related gain, based upon management’s estimated transaction related accruals and estimated income taxes payable.

(f)	To eliminate the historical revenues and expenses of the Business.

(g)	Impact of the reduction in Pro Forma interest expense for the period, as a result of assumed debt reduction.

(h)	To include the long term escrow receivable of $1.3 million.

(d) Exhibits
The exhibit listed in the Exhibit Index below is filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: December 22, 2010	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of NaviSite, Inc. dated as of December 20, 2010.